SIXTH AMENDMENT TO LEASE
BETWEEN
ES EAST, LLC (LANDLORD)
AND
AMYRIS, INC. (TENANT)
AT
EMERYSTATION EAST
5885 HOLLIS STREET, EMERYVILLE, CA
THIS SIXTH AMENDMENT TO LEASE (this “Sixth Amendment”), dated as of April 30, 2013, (the “Effective Date”) is entered into by and between ES EAST, LLC, a California limited liability company (“Landlord”), and AMYRIS, INC., a Delaware corporation (“Tenant”), with reference to the following facts:
A.    Landlord (as successor-in-interest to ES East Associates, LLC) and Tenant (as successor-in-interest to Amyris Biotechnologies, Inc., a California corporation) are parties to that certain Lease dated as of August 22, 2007 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of March 10, 2008 (the “First Amendment”), that certain Second Amendment to Lease dated as of April 25, 2008 (the “Second Amendment”), that certain Third Amendment to Lease dated as of July 31, 2008 (the “Third Amendment”), that certain Commencement Date Agreement dated October 14, 2008 (the “Commencement Date Agreement”), that certain Fourth Amendment to Lease dated as of November 14, 2009 (the “Fourth Amendment”), and that certain Fifth Amendment to Lease dated as of October 15, 2010 (“Fifth Amendment”), and, collectively with the other amendments listed above, the “Amendments”, (the Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Commencement Date Agreement, the Fourth Amendment and the Fifth Amendment, is referred to herein as the “Lease”).
B.     In addition, Landlord and Tenant's predecessors in interest entered into that certain Storage Space Rental Agreement dated as of June 1, 2008 (the “Storage Agreement”), which Storage Agreement relates to Sections 1.1(14) and 6.8 of the Original Lease and under which Tenant leases that 411 rentable square foot storage space commonly referred to as P2043 (the “Storage Space”).
C.    In addition to the Storage Space, Tenant also leases space on the P1 parking level of the Building and has improved that area to serve as a chemical waste storage area (the “Waste Space”).
D.    In addition, Landlord and Tenant have entered into that certain Loan Agreement dated as of August 27, 2009 (“Loan Agreement”).
E.    The Expiration Date of the Lease is May 31, 2018.
F.    Landlord and Tenant desire to amend the Lease to provide for extension of the Term and for the modification of the Base Rent and certain other terms, all as more particularly set forth below.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt whereof and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Scope of Sixth Amendment and Defined Terms.
(a)Except as expressly provided Sixth Amendment, the term “Lease” shall mean the Lease as modified by this Sixth Amendment.
(b)Capitalized terms used in this Sixth Amendment and not otherwise defined herein shall have the respective meanings set forth in the Lease.
2.Extension of Term. Notwithstanding anything in the Lease to the contrary, the Term of the Lease is extended to May 31, 2023 and the Expiration Date of the Lease is hereby modified to be May 31, 2023.
(a)Monthly Base Rent. Notwithstanding anything in the Lease to the contrary, commencing from and after May 31, 2013, the Monthly Base Rent applicable to the 113,384 rentable square foot Premises, (but excluding from Monthly Base Rent, the Storage Space and the Waste Space), shall be:

PERIOD	MONTHLY BASE RENT
6/1/2013 - 5/31/2014	$438,979.07
6/1/2014 - 5/31/2015	$438,979.07
6/1/2015 - 5/31/2016	$454,669.84
6/1/2016 - 5/31/2017	$470,543.60
6/1/2017 - 5/31/2018	$486,417.36
6/1/2018 - 5/31/2019	$503,424.96
6/1/2019 - 5/31/2020	$521,566.40
6/1/2020 - 5/31/2021	$539,707.84
6/1/2021 - 5/31/2022	$557,849.28
6/1/2022 - 5/31/2023	$566,920.00

3.Rent Credit. Provided that no Default occurs during the period commencing as of the date hereof and ending on December 31, 2014 (the “Rent Credit Period”) Landlord shall provide Tenant with a monthly rent credit (“Rent Credit”) in the amount of (x) $71,428.57 per month for the seven months in the period from June 1, 2013 through December 31, 2013 and (y)

$41,666.66 per month for the twelve months in the period from January 1, 2014 through December 31, 2014, which shall be applied to reduce the Monthly Base Rent set forth in Section 2(a) above.
4.Additional Tenant Improvement Allowance. From and after May 1, 2013, the obligation of Tenant to repay the Additional Tenant Improvement Allowance (as defined in the Original Lease) shall be released and Tenant shall have no obligations to make any further payments on account of the Additional Tenant Improvement Allowance.
5.Additional Expansion Allowance. From and after May 1, 2013, the obligation of Tenant to repay the Additional Expansion Allowance (as defined in the First Amendment) shall be released and Tenant shall have no obligations to make any further payments on account of the Additional Expansion Allowance.
6.Third Amendment Allowance. Landlord and Tenant hereby agree and acknowledge that Tenant has fully repaid the Third Amendment Allowance (as defined in the Third Amendment) and that from and after May 1, 2013 Tenant has no obligations to make any further payments on account of the Third Amendment Allowance.
7.Air Availability Fee. Landlord and Tenant hereby agree and acknowledge that The Air Handler Amortization Period (as defined in the Fifth Amendment) will terminate on the earlier to occur of: i) April 1, 2026, and ii) expiry of the Lease, and the monthly Air Availability Payment during the Air Handler Amortization Period is $8,290.49.
8.Section 2.8 Renewal Option. Section 2.8 of the Lease is hereby terminated and of no further force and effect.
9.Security Deposit. Section 5(b) of the Original Lease is hereby deleted in its entirety and the following section substituted in its place:
“(b) If Tenant elects to substitute a cash Security Deposit for the Letter of Credit in the amount of $953,254.11, after giving effect to the Amendments, the following provisions shall apply to the Security Deposit:
(i)The Security Deposit may be applied by Landlord to cure, in whole or part, any default of Tenant under this Lease, and upon notice by Landlord of such application, Tenant shall replenish the Security Deposit in full by paying to Landlord within ten (10) days of demand the amount so applied. Landlord's application of the Security Deposit shall not constitute a waiver of Tenant's default to the extent that the Security Deposit does not fully compensate Landlord for all losses, damages, costs and expenses incurred by Landlord in connection with such default and shall not prejudice any other rights or remedies available to Landlord under this Lease or by Law.
(ii)Landlord shall keep the Security Deposit separate from its general accounts in a single or multiple accounts in the name and under the sole domain and control of Landlord. No less frequently than on an annual basis, Landlord shall credit Tenant with interest on the Security Deposit in the amount, if any, received by Landlord from the depository institution. Landlord shall provide Tenant with a copy of all statements which Landlord receives from the depository institution promptly following receipt by Landlord.
(iii)The Security Deposit shall not be deemed an advance payment of Rent or a measure of damages for any default by Tenant under this Lease, nor shall it be a bar or defense of any action that Landlord may at any time commence against Tenant.
(iv)In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Security Deposit or the remaining balance thereof, Landlord may return the Security Deposit to the original Tenant, regardless of one or more assignments of this Lease. Upon the transfer of Landlord's interest under this Lease, Landlord's obligation to Tenant with respect to the Security Deposit shall terminate upon transfer to the transferee of the Security Deposit, or any balance thereof.
(v)Except as otherwise expressly set forth herein, the Security Deposit, or any balance thereof, shall be returned to Tenant within thirty (30) days after Landlord recovers possession of the Premises or such longer time as may be permissible under Law. Tenant hereby waives any and all rights of Tenant under the provisions of Section 1950.7 of the California Civil Code or other Law regarding security deposits.”
10.Storage Space.
(a)Pursuant to the Storage Agreement and to sections 1.1(14) and 6.8 of the Original Lease, Tenant presently pays $462.58 in Monthly Base Rent for the Storage Space. The term of the Storage Agreement is hereby extended to be co-terminus with the term of the Lease.
(b)The Garage Storage Fee (as defined in the Original Lease) for the Storage Space shall increase three percent (3%) on June 1, 2013 and three percent (3%) on every subsequent June 1st for the balance of the Term.
11.Waste Space.
(a)Tenant presently pays $371.00 monthly as a Garage Storage Fee for the use of the Waste Space. Tenant's lease of the Waste Space is hereby extended to be coterminous with the term of the Lease.
(b)The Garage Storage Fee for the Waste Space shall increase three percent (3%) on June 1, 2013 and three percent (3%) on every subsequent June 1st for the balance of the Term.
12.Nitrogen Generator Room. Landlord and Tenant hereby acknowledge that Tenant requested that Landlord not construct the Nitrogen Generator Room referenced in Section 4 of the Fifth Amendment, and that as a result Tenant has no obligation to pay any Garage Storage Fee, or any other fees, associated with the Nitrogen Generator Room.
13.Loan Agreement. Landlord and Tenant hereby agree and acknowledge that the Loan Agreement has previously been terminated and is of no further force and effect.

14.Brokers.
(a)Each of Landlord and Tenant respectively represents and warrants to the other that neither it nor anyone acting on its behalf has dealt with any real estate broker or finder who might be entitled to a commission based upon the subject matter of this Sixth Amendment and no discussions or negotiations were had with any broker or finder concerning the subject matter of this Sixth Amendment.
(b)    Each of Landlord and Tenant respectively agrees to indemnify and defend the other against and hold the other harmless from any claims of brokerage commissions arising out of any discussions or negotiations allegedly had by the other with any other broker or brokers in connection with this Sixth Amendment.
15.Waiver. No failure or delay by a party to insist upon the strict performance of any term, condition or covenant of this Sixth Amendment, or to exercise any right, power or remedy hereunder shall constitute a waiver of the same or any other term of this Sixth Amendment or preclude such party from enforcing or exercising the same or any such other term, conditions, covenant, right, power or remedy at any later time.
16.California Law. This Sixth Amendment shall be construed and governed by the laws of the State of California.
17.Attorneys' Fees and Costs. In the event of any action at law or in equity between the parties to enforce any of the provisions hereof, any unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorneys' fees (including costs and expenses incurred in connection with all appeals) incurred by the successful party, and these costs, expenses and attorneys' fees may be included in and as part of the judgment. A successful party shall be any party who is entitled to recover its costs of suit, whether or not the suit proceeds to final judgment.
18.Authority. This Sixth Amendment shall be binding upon and inure to the benefit of the parties, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Sixth Amendment.
19.Entire Agreement; No Amendment.
(a)This Sixth Amendment constitutes the entire agreement and understanding between the parties with respect to the subject of this amendment and shall supersede all prior written and oral agreements concerning this subject matter.
(b)Except as expressly provided in this Sixth Amendment, the Lease and the Storage Agreement shall remain in full force and effect.
(c)This Sixth Amendment may not be amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by authorized representatives of Landlord and Tenant.

(d) Each party acknowledges that it has read this Sixth Amendment, fully understands all of this Sixth Amendment's terms and conditions, and executes this Sixth Amendment freely, voluntarily and with full knowledge of its significance. This Sixth Amendment is entered into by the parties with and upon advice of counsel.
20.Patriot Act Representations.
(a)    Tenant Representations. As an inducement to Landlord to enter into this Sixth Amendment, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity, or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule, or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person (any such person, group, entity, or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity, or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Tenant (nor any person, group, entity, or nation which owns or controls Tenant, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including without limitation any assignment of this Lease or any subletting of all or any portion of the Leased Land or the making or receiving of any contribution of funds, goods, or services to or for the benefit of a Prohibited Person.
(b)    Landlord Representations. As an inducement to Tenant to enter into this Sixth Amendment, Landlord hereby represents and warrants that: (i) Landlord is not, nor is it owned or controlled directly or indirectly by, any person, group, entity, or nation named on any OFAC list or any similar list or by any law, order, rule, or regulation or any Executive Order of the President of the United States as a Prohibited Person; (ii) Landlord is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity, or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Landlord (nor any person, group, entity, or nation which owns or controls Landlord, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including without limitation the making or receiving of any contribution of funds, goods, or services to or for the benefit of a Prohibited Person.
21.Equal Opportunity. Tenant is committed to the provisions outlined in the Equal Opportunity Clauses of Executive Order 11246, (41 CFR 60-1.4), section 503 of the Rehabilitation Act of 1973, (41 CFR 60-741.5(a)), section 402 of the Vietnam Era Veterans Readjustment Act of 1974, (41 CFR 60-250.5(a)), and, the Jobs for Veterans Act of 2003, (41 CFR 60-300.5(a)) as well as any other regulations pertaining to these orders.
22.Severability. If any provision of this Sixth Amendment or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Sixth Amendment and the application of such provision to other persons or circumstances, other than those to which it is held invalid, shall not be affected and shall be enforced to the furthest extent permitted by law.

23.Agreement to Perform Necessary Acts. Each party agrees that upon demand, it shall promptly perform all further acts and execute, acknowledge, and deliver all further instructions, instruments and documents which may be reasonably necessary or useful to carry out the provisions of this Sixth Amendment.
24.Captions and Headings. The titles or headings of the various paragraphs hereof are intended solely for convenience of reference and are not intended and shall not be deemed to modify, explain or place any construction upon any of the provisions of this Sixth Amendment.
25.Counterparts; PDF.
(a)    This Sixth Amendment may be executed in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. This Sixth Amendment shall be fully executed when each party whose signature is required has signed and delivered to each of the parties at least one counterpart, even though no single counterpart contains the signatures of all parties hereto.
(b)    This Sixth Amendment may be executed on so-called “pdf” format and each party has the right to rely upon a pdf counterpart of this letter to the same extent as if such party had received an original counterpart.
IN WITNESS WHEREOF, the undersigned have duly executed this Sixth Amendment as of the Effective Date.
TENANT:    LANDLORD:
AMYRIS, INC.,    ES EAST, LLC,
a Delaware corporation    a California limited liability company
By: /s/ Steven R. Mills        By: ES EAST ASSOCIATES, LLC,
Print Name: Steven R. Mills        a California limited liability company
Its: Chief Financial Officer        Its: Managing Member

By: /s/ Gary H. Loeb        By: /s/ Richard K. Robbins
Richard K. Robbins
Print Name: Gary H. Loeb
Its: General Counsel        Its: Managing Member